10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Diversified Bond Fund
Security
North Front Pass-Through Trust
Advisor
EIMCO
Transaction
 Date
12/9/2004
Cost
$670,000
Offering Purchase
0.167%
Broker
Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Members
J.P. Morgan Securities Inc.

Fund
Divesified Bond Fund
Security
Lehman Brothers Capital Trust VI
Advisor
EIMCO
Transaction
 Date
1/5/2005
Cost
$4,500,000
Offering Purchase
2.250%
Broker
Lehman Brothers Inc.
Underwriting
Syndicate
Members
Banc of America Securities LLC

Fund
Vestaur Securities Fund, Inc.
Security
Lehman Brothers Capital Trust VI
Advisor
EIMCO
Transaction
 Date
1/5/2005
Cost
$4,500,000
Offering Purchase
2.250%
Broker
Lehman Brothers Inc.
Underwriting
Syndicate
Members
Citigroup Global Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co.
Wachovia Securities, Inc.

Fund
Diversified Bond Fund
Security
Coventry Health Care
Advisor
EIMCO
Transaction
 Date
1/24/2005
Cost
$50,000
Offering Purchase
0.020%
Broker
Lehman Brothers Inc.
Underwriting
Syndicate
Members
Wachovia Securities, Inc.